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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A No. 333-53589) and related Prospectus of North American Funds Variable Product Series II (formerly American General Series Portfolio Company 3), of those references and of our report dated October 13, 2000 on the International Growth Fund, Goldman Sachs Large Cap Growth Fund, INVESCO MidCap Growth Fund, J.P. Morgan Small Cap Growth Fund, State Street Large Cap Value Fund, Neuberger Berman MidCap Value Fund, Small Cap Value Fund, Socially Responsible Fund, High Yield Bond Fund, Strategic Bond Fund, Core Bond Fund, Money Market Fund, Aggressive Growth Lifestyle Fund, Moderate Growth Lifestyle Fund, and Conservative Growth Lifestyle Fund of North American Funds Variable Product Series II.



                                              /s/ ERNST & YOUNG LLP


Houston, Texas
November 22, 2000